Exhibit 5.1
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California  94304-1050
Phone (650) 493-9300   Fax (650) 493-6811
www.wsgr.com

September 5, 2008

SonicWALL, Inc.
1143 Borregas Avenue
Sunnyvale, CA 94089
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the registration statement on Form S-8 (the “Registration Statement”) to be filed by SonicWALL, Inc., a California corporation (the “Company” or “you”), with the Securities and Exchange Commission on or about September 5, 2008, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (a) 800,000 shares of your Common Stock reserved for issuance under the 2008 Equity Incentive Plan (the “2008 Plan”) and (b) 500,000 shares of your Common Stock reserved for issuance under the 2008 Inducement Equity Incentive Plan (the “2008 Inducement Plan”).  The aggregate of 1,300,000 shares of Common Stock reserved under the 2008 Plan and the 2008 Inducement Plan are referred to hereinafter as the “Plan Shares” and the 2008 Plan and the 2008 Inducement Plan are collectively referred to hereinafter as the “Plans.” As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Plan Shares to be issued under the Plans.

It is our opinion that, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plans and the agreements that accompany the Plans, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments or supplements thereto.

            Very truly yours,

            WILSON SONSINI GOODRICH & ROSATI
            Professional Corporation

            /s/ Wilson Sonsini Goodrich & Rosati